UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 23, 2019

CENTENE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31826	42-1406317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 Forsyth Blvd. St. Louis, Missouri	63105
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (314) 725-4477
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(c)
On April 23, 2019, Centene Corporation appointed Michael Neidorff to Chairman, President and Chief Executive Officer, effective immediately. Mr. Neidorff previously served as Chairman and Chief Executive Officer. Information regarding Mr. Neidorff may be found in Item 1, Executive Officers of the Registrant, on Form 10-K, filed on February 19, 2019.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At the 2019 Annual Meeting of Stockholders on April 23, 2019, the following actions were taken:

•	Orlando Ayala, John R. Roberts and Tommy G. Thompson were re-elected as Class III Directors;

•	The proposal to approve the advisory vote on executive compensation was approved;

•	The selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019, was ratified; and

•	The stockholder proposal on political spending disclosures was not approved.

The final results of voting on each of the matters submitted to a vote of security holders during the Registrant's annual meeting of shareholders on April 23, 2019, are as follows:

1.	Election of Directors:	FOR	AGAINST	ABSTAIN
	Orlando Ayala	341,633,462	5,068,665	95,035
	John R. Roberts	330,357,465	16,342,843	96,854
	Tommy G. Thompson	307,470,544	39,231,043	95,575

		FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2.	Advisory resolution to approve executive compensation.	252,692,138	93,958,761	146,263	26,747,152

		FOR	AGAINST	ABSTAIN
3.	Ratification of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019.	368,514,411	4,941,063	88,840

		FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
4.	Stockholder proposal on political spending disclosures.	143,764,943	201,980,595	1,051,624	26,747,152

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION

Date:	April 24, 2019	By:	/s/ Jeffrey A. Schwaneke
Jeffrey A. Schwaneke Executive Vice President & Chief Financial Officer